                                                                Exhibit 10.2



                             DEVELOPMENT AGREEMENT



THIS DEVELOPMENT AGREEMENT is made, entered into and effective this the 31st day of October, 1996, by and between RHONE-POULENC INC., a New York corporation, with offices at One Corporate Drive, Box 881, Shelton, Connecticut 06484 (hereinafter called "RP"), and ENVIROGEN, INC., a Delaware corporation, with offices at Princeton Research Center, 4100 Quakerbridge Road, Lawrenceville, New Jersey 08648 (hereinafter called "Envirogen").



WHEREAS, RP and Envirogen wish to work together to promote the joint development, marketing and commercialization of Systems in the Field of Use embodying and/or utilizing certain Envirogen technology and RP technology, and improvements thereto;

WHEREAS, During the Development Period (as defined herein), the parties will work together to develop the Systems for commercial use and seek to install Systems for test marketing purposes in the Territory; and

WHEREAS, If, at the end of the Development Period, the parties determine that the Systems are commercially and economically viable, the parties will proceed to market and commercialize the Systems in the Field of Use throughout the Commercialization Period (as defined herein).



NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises set forth in this Agreement, RP and Envirogen hereby agree as follows.


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

As used in this Agreement, the following terms shall have the following respective meanings:

Business Plan:  The business plan to be prepared and agreed upon by the parties
-------------
for the Commercialization Period as more fully described in Section 2.2(f).

Commercialization Agreement:  The written agreement to be negotiated by the
---------------------------
parties in good faith setting forth the terms and conditions of the ownership, financing, management and operation of the Joint Venture and each party's rights in, and obligations to, the Joint Venture during the Commercialization Period.

Commercialization Period:  The period during which the parties will form and
------------------------
operate the Joint Venture to market and commercialize the Systems in the Field of Use pursuant to the Commercialization Agreement upon completion of the Development Period and the parties' mutual agreement to proceed with commercialization of the Systems.

Development Period:  The period beginning with the date of this Agreement and
------------------
extending for a period of no longer than eighteen (18) months, during which the parties will work together to develop for commercial use and determine the commercial and economic viability of the Systems in the Field of Use.

Development Plan:  The development plan and schedules to be prepared and agreed
----------------
upon by the parties for the Development Period as more fully described in
Section 2.2(e).

Envirogen Jointly Developed Technology:  Jointly Developed Technology
--------------------------------------
applicable or relating to Envirogen Technology, Envirogen Know-How and Envirogen's improvements thereto relating to Envirogen's biological cultures, which Jointly Developed Technology will be owned by Envirogen.

Envirogen Know-How:  Envirogen's biological process engineering expertise,
------------------
reactor engineering expertise, microbial library, existing reactor designs, laboratory and other expertise and know-how relevant to the Envirogen Technology presently owned, developed or acquired by Envirogen during the Term, as defined herein, of this Agreement and/or the term of the Commercialization Agreement.

Envirogen RP Improvements: Any ideas, developments, trade secrets and know how
--------------------------
conceived and/or reduced to practice by Envirogen in the course and as a result of working on the Project under this Agreement and/or under the Commercialization Agreement, which constitute improvements or modifications to the RP Technology or the RP Affiliate Technology which improvements or modifications cannot be used by Envirogen or others without infringing the rights (patent, proprietary or otherwise) of RP in the RP Technology or of RP's Affiliates in the RP Affiliate Technology.

Envirogen Technology: Envirogen's technology presently owned, conceived or
---------------------
reduced to practice or acquired by Envirogen during the Term of this Agreement and/or the term of the Commercialization Agreement that is covered by Envirogen patents, trade secrets and/or related Envirogen Know-How, relating to Envirogen's biological cultures and biological processes known as the membrane bio-reactor ("MBR") and the fluidized bed bio-reactor ("FBR").

Exclusive Envirogen Technology: That portion of the Envirogen Technology
-------------------------------
relevant to Envirogen's membrane bio-reactor process ("MBR"), together with the Envirogen Know-How related thereto, to be utilized exclusively in Systems in the Field of Use by Envirogen and RP pursuant to this Agreement and, if any, the Commercialization Agreement.

Field of Use: Biological treatment (a) of process waste water streams, (b) of
-------------
ground water streams, and/or (c) in the production of commercial products through bio-conversion, using the Envirogen Technology, the RP Technology and any improvements thereto.

Jointly Developed Technology: New technology, creative ideas, developments,
-----------------------------
trade secrets and know-how conceived and/or reduced to practice jointly by an employee or employees of one party with an employee or employees of the other party, during the Term of this Agreement, and/or the term of the Commercialization Agreement. All Jointly Developed Technology which is not Envirogen Jointly Developed Technology or RP Jointly Developed Technology will be owned jointly by Envirogen and RP.

Joint Venture: The entity to be formed by Envirogen and RP upon a mutual
-------------
decision to proceed with the Commercialization Period to jointly market and commercialize the Systems in the Field of Use.


Non-Exclusive Envirogen Technology: That portion of the Envirogen Technology
----------------------------------
relevant to Envirogen's fluidized bed bio-reactor process ("FBR"), together with the Envirogen Know-How related thereto, to be utilized on a non-exclusive basis in Systems in the Field of Use by Envirogen and RP pursuant to this Agreement and, if any, pursuant to the Commercialization Agreement.


Project: The steps, actions and plans to be taken and implemented by the parties
-------
pursuant to this Agreement throughout the Development Period and, if any, pursuant to the Commercialization Agreement throughout the Commercialization Period.


RP Affiliate: Any entity which, directly or indirectly, owns or is owned by, or
------------
is under common ownership or control with, RP, irrespective of the amount or percentage of any such ownership. RP Affiliate shall include, but not be limited to, Rhone-Poulenc S.A. and Rhone-Poulenc Chimie.


RP Affiliate Technology: Technology presently owned, developed and/or acquired
-----------------------
by any RP Affiliate (but not by RP) at any time before, during and after the Development Period and/or the Commercialization Period, patented or unpatented, covered by the proprietary trade secrets and/or know-how of the RP
Affiliate, including, but not limited to, the ceramic and other membrane technology of the RP Affiliate.


RP Envirogen Improvement: Any ideas, developments, trade secrets and related
------------------------  -----------------------
know how conceived and/or reduced to practice by RP in the course and as a result of working on the Project under this Agreement and/or under the Commercialization Agreement, which constitute improvements or modifications to the Envirogen Technology and Envirogen Know-How relating to Envirogen's biological cultures, which improvements or modifications cannot be used by RP or others without infringing the rights (patent, proprietary or otherwise) of Envirogen in that portion of the Envirogen Technology and Envirogen Know-How relating to Envirogen's biological cultures technology.

RP Jointly Developed Technology: Jointly Developed Technology applicable or
--------------------------------
relating to RP Technology, RP Affiliate Technology, Systems (other than any embodiments of Envirogen Technology, Envirogen Know-How and Envirogen's improvements thereto relating to Envirogen's biological cultures) and RP Systems Improvements, which Jointly Developed Technology will be owned by RP.

RP Systems Improvements: Any ideas, developments, trade secrets and know-how
------------------------
conceived and/or reduced to practice by RP in the course and as a result of working on the Project under this Agreement and/or under the Commercialization Agreement, which constitute improvements or modifications to the Systems, or any parts thereof, and which are physically embodied in Systems used commercially for or by customers of the Project or the Joint Venture upon termination of this Agreement or, if any, the Commercialization Agreement, excluding, however, those parts or portions of the Systems which embody Envirogen Technology relating to biological cultures and/or Envirogen Know-How relating to biological cultures. RP Systems Improvements may include RP Technology to the extent any such RP Technology is physically embodied in Systems as described herein.

RP Technology: RP's technology presently owned, developed and/or acquired by RP
--------------
during the Term of this Agreement and/or the term of the Commercialization Agreement that is covered by or related to RP patents, trade secrets and/or know-how and that does not constitute RP Envirogen Improvements or RP Affiliate Technology. RP Technology for purposes of this Agreement shall include, but not be limited to, RP's project management and chemical handling technology and expertise, engineering and mechanical technology and expertise, sales and marketing expertise, and market and trade name and trademark recognition.

Systems: The physical and mechanical processes, plant, equipment, products and
--------
systems which facilitate the use and application of, and/or embody, the Envirogen Technology, Envirogen Know-How and/or, if any, any RP Envirogen Improvements, Envirogen RP

     Improvements, RP Systems Improvements, Envirogen Jointly Developed Technology, RP Jointly Developed Technology and/or Jointly Developed Technology, to be designed, engineered, constructed, installed and started-up by the parties hereunder in furtherance of the Project.

     Term: The period beginning on the date of this Agreement and ending on the
     -----
     date of the earliest to occur of (a) termination of this Agreement by mutual consent of the parties; (b) termination or expiration of the Development Period pursuant to this Agreement or (c) termination of this
                        --------------------------
     Agreement pursuant to Section 8.2.

     Territory: The territory consisting of the United States, Canada and Mexico
     ----------
     and their respective territories and possessions.


                                  ARTICLE II

                              DEVELOPMENT PERIOD
                              ------------------

2.1  Development Period. The Development Period and this Agreement may be
     -------------------
terminated or extended by mutual agreement of the parties. During the Development Period, the parties will work together to develop the Systems for commercial marketing and use in the Territory and will seek to install Systems at third party locations in the Territory for test and marketing purposes.

2.2  Responsibilities. During the Development Period, the following provisions
     -----------------
will apply and the parties will work together to perform the following tasks in the Territory.

     a) Envirogen Technology. Envirogen will make available to the Project in
        ---------------------
the Field of Use in the Territory for use by Envirogen and RP in furtherance of the Project (i) the Exclusive Envirogen Technology, relevant Envirogen Know-How, Envirogen RP Improvements, relevant Envirogen Jointly Developed Technology and any improvements and modifications thereto, on an exclusive, royalty-free basis and (ii) the Non-Exclusive Envirogen Technology, relevant Envirogen Know-How, Envirogen RP Improvements, relevant Envirogen Jointly Developed Technology and any improvements and modifications thereto, on a non-exclusive, royalty-free basis during the term of this Agreement.

b)  RP Technology. RP will make available to the Project in the Field of Use in
    -------------
    the Territory for use by Envirogen and RP in furtherance of the Project, the RP Technology, RP Systems Improvements, RP Envirogen Improvements and relevant RP Jointly Developed Technology, and any improvements and modifications thereto, on an exclusive, royalty-free basis, during the term of this Agreement.

c)  RP Affiliate Technology. The parties acknowledge and agree that at no time
    -----------------------
    during the Development Period and/or the Commercialization Period will the RP Affiliate Technology be disclosed to or utilized by the Project or Envirogen or otherwise become subject to this Agreement or the Commercialization Agreement, except pursuant to and in accordance with the RP Affiliate's prior written agreement. RP will use its reasonable efforts to obtain and provide to the Project the RP Affiliate's membrane products and such information deemed by RP, in its sole discretion, necessary or appropriate for proper commercial utilization of such membrane products in furtherance of the Project.

d)  Jointly Developed Technology. The parties will make available to the Project
    ----------------------------
    in the Field of Use in the Territory any (jointly owned) Jointly Developed Technology deemed by either or both parties necessary or appropriate in furtherance of the Project, on an exclusive, royalty-free basis during the term of this Agreement.


e)  Development Plan. Prepare and agree upon the Development Plan on or before
    ----------------
    December 1, 1996. The Development Plan will include the definition of the costs and expenses to be shared by the parties, and the billing rates and charges to be made to the Project based on the applicable party's actual direct internal cost to provide its services, facilities and materials to the Project as further provided in Section 2.3 hereof; provided, however, no charges will be made for the use of either party's technology or know-how as provided elsewhere in this Agreement.

f)  Business Plan. Prepare and agree upon the Business Plan for the
    -------------
    Commercialization Period on or before February 1, 1997. The Business Plan will include the capital requirements and financial proposals for the Joint Venture, the definition of the costs and expenses to be shared by the parties, the billing rates and charges to be made to the Joint Venture based on the applicable party's actual internal cost to provide engineering, technical, marketing, sales and other services, facilities and materials, and reimbursement procedures. After completion, the Business Plan shall be, except as otherwise agreed between the parties, mutually reviewed and adjusted, modified and/or revised, as needed, every six (6) months, pursuant to agreement between the parties.

g)  UNOCAL Project.  Share equally, on a 50/50 basis, the direct, out-of-pocket
    --------------
    costs needed to complete the design, engineering, construction, installation and start-up of a System pending as of the date of this Agreement for UNOCAL, estimated to total $300,000 in costs. In the event the total costs for the UNOCAL System are estimated to exceed $500,000, either party may elect, in its discretion, to terminate its participation in the UNOCAL project.

h)  Installation of Systems. Promote the installation of at least four (4)
    -----------------------
    Systems on a test basis, at locations in the Territory to be agreed upon by the parties, in the first twelve (12) months of the Development Period. Either the Envirogen MBR Technology or the Envirogen FBR Technology will be used in each individual System as the parties shall mutually determine to be necessary or appropriate.

i)  Periodic Reviews. RP and Envirogen will review, from time to time, and
    ----------------
    adjust or revise as deemed necessary or appropriate, the Development Plan, the activities undertaken and the progress being made during the Development Period.

j)  Envirogen as Contractor. Envirogen shall act as the primary contractor in
    -----------------------
    the design, engineering, construction, installation and start-up of the Systems during the Development Period.

        k)  Outline of Commercialization Agreement. Within six (6) months after
            --------------------------------------
            the date of this Agreement, the parties will negotiate in good faith and mutually agree upon an outline of the principal terms and conditions of the Commercialization Agreement. The outline shall set forth the principal terms and conditions which shall govern the ownership, financing, management and operation of the Joint Venture as well as each party's rights in, and obligations to, the Joint Venture. Until the effective date of the Commercialization Agreement, the terms of this Agreement and, where appropriate, the Business Plan will apply to the Commercialization Period and the Joint Venture. If any term or condition in this Agreement is inconsistent, at variance or in conflict with the Commercialization Agreement with respect to any period after commencement of the Commercialization Period, then the term or condition in the Commercialization Agreement shall govern and control.

2.3     Sharing of Income, Costs and Expenses.  All income, revenues, capital
        -------------------------------------
requirements, costs and expenses of the Project during the Development Period will be shared equally between the parties, on a 50/50 basis, as further described hereinafter. Costs and expenses will include only direct, out-of-pocket costs incurred by a party in furtherance of the Project or specific Systems, such as the direct costs incurred to design, engineer, construct, install and start up a System. Costs and expenses shall not include indirect, overhead, sales and administration and similar costs, except as otherwise agreed in writing between the parties. The parties shall mutually agree on the handling of cash received from revenues and paid out against invoices from third parties. Each party will maintain separate books, records and/or "accounts by Project" to record the revenues and the costs and expenses of the Project. Each party may at any time review, audit and copy the other party's books and records to assure compliance with this Agreement. During the Development Period, distribution of net income from the Project will be subject to agreement by RP and Envirogen; provided, however, that no less than eighty percent (80%) of the positive cash flow from the Project, subject to reserves for working capital needs as agreed to by the parties, shall be distributed to Rp and Envirogen equally on a quarterly basis.

2.4     Contributions of the Parties during the Development Period.  It is
        ----------------------------------------------------------
understood and agreed that, during the Development Period, each party will make available to the Project its technology and know-how at no cost to the other party or the Project as further described in Sections 2.2(a) through

(d) above. If Envirogen and RP participate together in a project outside the Territory pursuant to Article VII, then the technology and know-how of each party made available to the Project will be made available to the project outside the Territory at no cost to the other party, the Project or the specific project outside the Territory. Nothing in the foregoing shall prohibit or restrict the reimbursement, as provided for elsewhere in this Agreement, to either party for the direct costs and expenses actually incurred by each party in performing functions for the Project in the Territory (or any project outside the Territory in which RP participates), utilizing such technology and know-how, and/or providing such technology and know-how to the Project as described in this Agreement, the Development Plan, the Commercialization Agreement and/or the Business Plan.

                                  ARTICLE III

                           COMMERCIALIZATION PERIOD
                           ------------------------

3.1.    Decision to Proceed with Commercialization Period. Upon completion of
        -------------------------------------------------
the Development Period, but commencing no later than May 1, 1998, RP and Envirogen will determine in good faith whether the Project is commercially and economically viable. Factors relevant to this determination will include the technical, financial and commercial viability and prospects for the Envirogen Technology and the Systems in the Field of Use in the Territory, the technical and financial viability of Envirogen, the strength of the claims in the relevant patents and patent applications, the resolution of any technical, regulatory and business issues identified during the Development Period and the projected future revenue stream and financial returns. If RP and Envirogen determine to continue their participation in the Project, the parties will work together to commercialize and market the Systems in the Field of Use in the Territory and, pursuant to Article VII, outside the Territory, pursuant to the Commercialization Agreement and the Business Plan.

3.2. Decision Not to Proceed.  In the event that the parties do not mutually
     ----------------------
agree to proceed with the Commercialization period, the following provisions will apply.

           a)  Installed Systems. The parties will continue to operate any
               -----------------
               Systems installed during the Development Period until the earliest to occur of the expiration of (a) the term of the lease or contract for the System, or (b) three (3) years from the date of termination of the Development Period. During such period the costs, expenses and revenues will be shared as provided in Sections 2.3 and 2.4 hereof.

          b)  Purchase of One Party's Interest. During such period, the parties
              --------------------------------
              may agree to have one party purchase the other party's interest in the installed Systems based on a discounted cash flow basis. If one party wishes to purchase the other party's interest, the parties agree to negotiate in good faith the terms and conditions of such purchase.

          c)  Liquidation of Physical Assets. If neither party wishes to
              ------------------------------
              purchase the other party's interest, then any physical assets that are jointly owned will be liquidated and the proceeds will be distributed equally between RP and Envirogen.

          d)  Article V Restrictions. The provisions of Section 5.1 shall apply
              ----------------------
              to both parties with respect to each party's right and/or license to use the other party's technology. If Envirogen determines, other than in good faith or for no reason or for any reason other than a valid business reason as described in Section 3.1, not to proceed with the Commercialization Period, then the restrictions in Sections 5.1(c)(iii) and 5.2 shall apply to Envirogen.

3.3   Decision to Proceed.  In the event that the parties mutually agree to
      -------------------
proceed with the Commercialization Period, the following provisions will apply.

          a)  Commercialization Agreement. The parties will negotiate in good
              ---------------------------
              faith and execute the definitive Commercialization Agreement within two (2) months after the date a firm decision is made to proceed with the Commercialization Period. The outline of the Commercialization Agreement agreed to during the Development Period will serve as the basis for the definitive Commercialization Agreement.

          b)  Joint Venture Entity. A Joint Venture entity (partnership,
              --------------------
              corporation or limited liability partnership or company) will be formed to operate the business of the Project and commercialize and market the Systems in the Field of Use in the

           Territory and, as provided in Article VII, outside the Territory. Each party will own a fifty percent (50%) interest in the Joint Venture entity.

        c) Financing. RP will assist in securing for the Joint Venture a line or
           ---------
           lines of credit from third parties to finance the leasing of Systems to customers.

        d) Envirogen Technology. Envirogen will (i) assign or transfer to the
           --------------------
           Joint Venture the Exclusive Envirogen Technology and the Envirogen Know-How, Envirogen RP Improvements, and Envirogen Jointly Developed Technology related thereto, and (ii) grant a nonexclusive, royalty-free license to the Joint Venture for the use of the Non-Exclusive Envirogen Technology and the Envirogen Know-How, Envirogen RP Improvements and Envirogen Jointly Developed Technology related thereto, in the Field of Use in the Territory and, as provided in
           Article VII, outside the Territory, at no cost to the Project or the other party.

        e) RP Technology. RP will (i) assign or transfer to the Joint Venture
           -------------
           the RP Envirogen Improvements and (ii) will grant an exclusive, royalty-free license to the Joint Venture for the use of the RP Technology, RP Systems Improvements and RP Jointly Developed Technology applicable or relating to Systems, RP Technology and RP Systems Improvements, in the Field of Use in the Territory and, as provided in Article VII, outside the Territory, at no cost to the Project or the other party.

        f) Furnishing of Services, Materials and Facilities. Each party will
           ------------------------------------------------
           continue to provide the services, materials and facilities described herein to the Joint Venture. Such services, materials and facilities will be provided at the billing rates and charges based on the applicable party's actual internal cost to provide such services, facilities and materials to be established in the Commercialization Agreement. Any services provided by outside contractors will be billed to Joint Venture at actual cost.

        g) Membrane Supply. RP and Envirogen will negotiate in good faith for a
           ---------------
           contract pursuant to which RP will supply the Joint Venture with membranes for the

                Systems manufactured by the RP Affiliate on competitive terms. Any such contract will be subject to the RP Affiliate's willingness to supply such membranes and to agree to such terms and conditions. RP will use its reasonable best efforts to obtain membranes on such terms for purchase by the Joint Venture, together with such information deemed by RP, in its sole discretion, necessary or appropriate for proper commercial utilization of the membrane products in furtherance of the Project.

3.4    Sharing of Income, Costs and Expenses.  All income, revenues, capital
       -------------------------------------
requirements, costs and expenses of the Project during the Commercialization Period, will be shared on substantially similar terms as those set forth in
Section 2.3 and 2.4 during the Development Period, subject to adjustment based on the parties' experience during the Development and/or Commercialization Period pursuant to mutual agreement of the parties. The Commercialization Agreement shall contain the provisions agreed upon between the parties in this respect. During the Commercialization Period, distribution of net income from the Project or the Joint Venture will be subject to agreement by RP and Envirogen; provided, however, that no less than eighty percent (80%) of the positive cash flow from the Project, subject to reserves for working capital needs as agreed to by the parties, shall be distributed to RP and Envirogen equally on a quarterly basis.

3.5    Contributions of the Parties during the Commercialization Period.  It is
       ----------------------------------------------------------------
understood and agreed that, during the Commercialization Period, each party will contribute or license to the Joint Venture its technology and know-how at no cost to the other party or the Joint Venture as described in Sections 3.3(d) and (e) above. If Envirogen and RP participate together in a project outside the Territory pursuant to Article VII, then the technology and know-how of the Joint Venture will be made available to the project at no cost to the other party, the Joint Venture or the specific project outside the Territory. Nothing in the foregoing shall prohibit or restrict the reimbursement, as provided for elsewhere in this Agreement, to either party for the direct costs and expenses actually incurred by each party in performing functions for the Joint Venture in the Territory (or any project of the Joint Venture outside the Territory in which RP participates), utilizing such technology and know-how, and/or providing such technology and know-how to the Project as described in this Agreement, the Development Plan, the Commercialization Agreement and/or the Business Plan.

                                  ARTICLE IV

                PROVISIONS APPLICABLE TO DEVELOPMENT PERIOD AND
                -----------------------------------------------

                           COMMERCIALIZATION PERIOD
                           ------------------------

4.1   Project Administration. All decisions relating to the Project, the
      ----------------------
Development Period and the Commercialization Period shall be made jointly by Envirogen and RP.

4.2   Articles V, VI and VII. The provisions of Articles V, VI and VII will
      ---------------------
apply during the Commercialization Period, as well as during the Development Period.


                                   ARTICLE V

            OWNERSHIP, USE AND LIMITATIONS ON USE OF THE TECHNOLOGY
            -------------------------------------------------------

5.1   Ownership and Use of the Technology. The following provisions shall apply
      ----------------------------------
to each party's technology, respectively, during and after the terms of this Agreement and the Commercialization Agreement.

   a) Ownership. Subject to the rights of the Project and the parties hereto
      ---------
      pursuant to this Agreement and, if any, the Commercialization Agreement, each party shall have exclusive ownership of all technology presently owned or conceived and/or reduced to practice solely by such party. Envirogen shall have exclusive ownership of the Envirogen Technology, Envirogen Know-How, Envirogen RP Improvements and Envirogen Jointly Developed Technology. RP shall have exclusive ownership of the RP Technology, RP Systems Improvements, RP Envirogen Improvements and RP Jointly Developed Technology, except to the extent assigned or transferred to the Joint Venture pursuant to the Commercialization Agreement. The RP Affiliate shall have exclusive ownership of the RP Affiliate Technology. All Jointly Developed Technology that does not constitute Envirogen or RP Jointly Developed Technology shall be owned jointly by Envirogen and RP.

   b) Use in the Project. Except for the RP Affiliate Technology, and subject to
      ------------------
      this Agreement and, if any, the Commercialization Agreement, each party will have the right to use the other party's technology referred to in subparagraph (a) above to the extent necessary or appropriate solely in furtherance of the Project, in the Field of Use in the Territory and, pursuant to Article VII, outside the Territory. To the extent agreed upon in writing by the RP Affiliate, RP will make available to the Project such information deemed by RP, in its sole discretion, necessary or appropriate in furtherance of the Project for the proper commercial utilization of membrane products manufactured by the RP Affiliate and supplied to the Project. RP will use its reasonable best efforts to obtain the necessary agreement from the RP Affiliate.

c) Licenses After termination. Except as otherwise provided in this Agreement,
   --------------------------
   upon termination or expiration of the later of this Agreement or the Commercialization Agreement, each party shall have the following licenses to the other party's technology.

       (i)   Envirogen RP Improvements. RP shall have a non-exclusive,
             -------------------------
             perpetual, royalty-free license to use the Envirogen RP
             Improvements.


       (ii)  RP Envirogen Improvements, RP Systems Improvements and RP Jointly
             -----------------------------------------------------------------
             Developed Technology. Subject to subparagraph (iii) below,
             --------------------
             Envirogen shall have a non-exclusive, perpetual, royalty-free license to use only in the Field of Use the RP Envirogen Improvements, RP Systems Improvements and those portions of the RP Jointly Developed Technology physically embodied in Systems used commercially for or by customer of the Project or the Joint Venture upon termination or expiration of the applicable Agreement, without the right to sublicense to another party, except with RP's prior written consent, in RP's sole discretion.

       (iii) Termination of Envirogen's Right to the RP License. Envirogen will
             --------------------------------------------------
             not receive any right or license to the RP Envirogen Improvements, RP Systems Improvements or RP Jointly Developed Technology, in the event (A) Envirogen determines to terminate the Project, this Agreement, the Commercialization Agreement or the Joint Venture (i) without the consent or agreement of RP, or (ii) not as a result of a material breach by RP pursuant to which Envirogen terminates this Agreement or the Commmercialization Agreement in accordance with
             Section 8.2, or (iii) not as a
               result of RP's decision to discontinue its participation in the Project or the Joint Venture; or (B) Envirogen determines, other than in good faith or for no reason or for any reason other than a valid business reason as described in Section 3.1, not to proceed with the Commercialization Period.

          (iv) Jointly Developed Technology. If one party wishes a nonexclusive
               ----------------------------
               license to use the Jointly Developed Technology owned by the other party, and such other party is, in its sole discretion, willing to grant such license, the parties will negotiate in good faith the terms and conditions of such license.

          (v)  No Other Rights or Licenses. Except as expressly set forth in
               ---------------------------
               this Section 5.1(c) or in the Commercialization Agreement, neither party shall have any right or license to use the other party's technology or know-how after termination or expiration of this Agreement or, if any, the Commercialization Agreement.

   d)   Restrictions on Transfer. Except as otherwise provided in this
        ------------------------
        Agreement, the Commercialization Agreement and/or a written agreement between the parties, during and after the term of this Agreement or the Commercialization Agreement, each party agrees that it will not use, assign, transfer or license to a third party any of the technology referred to in subparagraph (a) above that it may own or have rights to, to the extent, but only to the extent, any use of such technology would infringe the technology rights of the other party.

   e)   Envirogen technology and Know-How. Except as otherwise provided in this
        ---------------------------------
        Agreement and, if any, in the Commercialization Agreement, RP will have no right or license to use the Envirogen Technology, Envirogen Know-How and Envirogen Jointly Developed Technology.

 5.2.   Envirogen Commitment re the Exclusive Envirogen Technology. Envirogen
        ----------------------------------------------------------
represents and agrees, with respect to the Exclusive Envirogen Technology in and outside the Territory, that (A) for so long as the Project, this Agreement, the Commercialization Agreement or the Joint Venture remains in effect, and (B), except as otherwise provided in Section 5.3, for a period of two (2) years after termination of the Project, this Agreement, the Commercialization Agreement or the

Joint Venture, whichever is the last to occur, (the"Two-Year Nonexploitation Period"), where such termination (i) occurs without the consent or agreement of RP, or (ii) is not as a result of a material breach by RP of this Agreement or the Commercialization Agreement pursuant to which this Agreement or the Commercialization Agreement, as applicable, is terminated by Envirogen in accordance with Section 8.2, or (iii) is not as a result of RP's decision to discontinue its participation in the Project or the Joint Venture, or (iv) is as a result of Envirogen's determination, other than in good faith or for any reason other than a valid business reason as described in Section 3.1, not to proceed with the Commercialization Period:

     a) Envirogen will not seek, discuss, promote or enter into any arrangement or transaction involving the development and/or exploitation of the Exclusive Envirogen Technology in the Field of Use with any third party (including any entity related to or affiliated with Envirogen);

     b) Envirogen will not transfer, license, assign or grant any right to or interest in the Exclusive Envirogen Technology in the Field of Use to any third party (including any entity related to or affiliated with Envirogen); and

     c) Envirogen will not use the Exclusive Envirogen Technology for Systems in the Field of Use except in connection with the Project or as otherwise provided in this Agreement and/or the Commercialization Agreement.

5.3  Alternative to Envirogen Commitment After Termination. If, pursuant to
     -----------------------------------------------------
Section 5.2, Envirogen becomes subject to the Two-Year Nonexploitation Period upon any termination described therein, Envirogen may elect to make royalty payments to RP in accordance with this Section 5.3 in exchange for release from its obligations under Section 5.2 during the Two-Year Nonexploitation Period. In order to qualify for such release, such royalty payments shall be five percent (5%) of total gross sales and total gross lease rentals (net of transportation, insurance and customs duties to the extent stated separately on invoices issued to customers) over a period of seven (7) years generated by Envirogen and any third party or parties from the exploitation of the Exclusive Envirogen Technology in Systems in the Field of Use in and outside the Territory. Royalty payments shall be made to RP annually. If the Exclusive Envirogen Technology is exploited and gross sales and/or lease rentals are generated, Envirogen will be released from its obligations under Section 5.2 for so long as such royalty payments are made during the seven year royalty period. If, at any time during the seven year royalty period, Envirogen ceases making royalty payments in accordance with this Section 5.3, the Two-Year Nonexploitation Period shall come into effect as of the date royalty payments cease and Envirogen's obligations under Section 5.2 with respect to such Period shall continue for a full two-year period thereafter. Once royalty payments are made in accordance with this Section 5.3 for the full seven year royalty period, Envirogen shall be released in full from any further obligations under Section 5.2. The royalty payments to be made hereunder shall be deemed to be liquidated damages intended by the parties to compensate RP for its losses and damages and not as a penalty.

5.4     Customer Contacts.  Nothing in Sections 5.2 or 5.3 is intended to
        -----------------
prevent or restrict Envirogen from contacting or having discussions with customers or potential customers within the scope of both parties' efforts to market and sell/lease Systems as contemplated in this Agreement and/or the Commercialization Agreement in furtherance of the Project.

5.5     Right to Audit.  RP shall have the right, at any time upon reasonable
        --------------
advance notice to Envirogen, to audit those books, records, supporting documentation and other information of Envirogen and any entity in which Envirogen has an interest, relevant to Envirogen's obligations under Sections
5.2 and 5.3 hereof, to determine Envirogen's compliance with the provisions of Sections 5.2 and 5.3.

5.6     No Right to Use RP Envirogen or Systems Improvements.  If Envirogen
        ----------------------------------------------------
breaches the provisions of Sections 5.2 and/or 5.3 and such breach is not cured within fifteen (15) days after written notice from RP or Envirogen terminates this Agreement or its participation in the Project under the circumstances described in Section 5.1(c)(iii), Envirogen shall not have the license referred to in Section 5.1(c)(iii) or any right to use the technology of RP.


                                  ARTICLE VI

                                CONFIDENTIALITY
                                ---------------

6.1.     Confidentiality. The terms and conditions of the Joint Confidentiality
         ---------------
Agreement dated July 5, 1995 between the parties (the "Joint Confidentiality Agreement") shall remain in full force and effect during the Development Period and, if any, the Commercialization Period. In addition, the parties hereby agree that the Joint Confidentiality Agreement is hereby amended as follows:

         a) The Envirogen Technology, Envirogen Know-How, Envirogen RP Improvements, Envirogen Jointly Developed Technology and the jointly owned Jointly Developed Technology are included, for all purposes, in the definition of Envirogen's Confidential Information in the Joint Confidentiality Agreement.

         b) The RP Technology, RP Affiliate Technology, RP Envirogen Improvements, RP Systems Improvements, RP Jointly Developed Technology and the jointly owned Jointly Developed Technology are included, for all purposes, in the definition of RP's Confidential Information in the Joint Confidentiality Agreement.

         c) The purpose for the disclosures to be made by each party described in Paragraph 3. of the Joint Confidentiality Agreement is hereby expanded to include the purposes provided for and described in this Agreement and, if any, the Commercialization Agreement.

         d) The word "or" in the last line of the first subparagraph in Paragraph 5. of the Joint Confidentiality Agreement is hereby corrected to read ",by".

         e) Paragraph 12 of the Joint Confidentiality Agreement is hereby amended in its entirety to read as follows:

                  "This Agreement shall terminate upon the termination of the Development Agreement, the Commercialization Agreement or the Joint Venture, whichever occurs later, except that Recipient's obligations set forth in Paragraph 4. shall survive the termination of this Agreement for a period of fifteen (15) years after the termination of this Agreement."

                                  ARTICLE VII

                    RP PARTICIPATION OUTSIDE THE TERRITORY
                    --------------------------------------

7.1  RP Participation Outside the Territory. During the Development Period and
     --------------------------------------
the Commercialization Period and for so long as the Project and/or the Joint Venture remains in effect, RP shall have a right of first refusal to participate in any and all opportunities to introduce and/or exploit the Exclusive Envirogen Technology outside the Territory in the Field of Use no less than to the same extent, on a 50/50 basis, as RP participates within the Territory hereunder or, if the parties agree to share ownership with a local third party as set forth in
Section 7.2, to the same extent, on a 50/50 basis, that Envirogen participates, by ownership or control, in such opportunity. Each time Envirogen determines or proposes to introduce and/or exploit the Exclusive Envirogen Technology in an area outside the Territory, Envirogen shall so notify RP in writing. RP shall thereafter exercise its right of first refusal by notifying Envirogen in writing, within two (2) months of Envirogen's written notice to RP, of RP's intention to exercise its right to participate in such opportunity. The parties shall thereupon negotiate in good faith for a definitive agreement on terms and conditions no less favorable to each party than the terms and conditions provided for each such party in this Agreement and the Commercialization Agreement, subject to the provisions of Section 7.2 and, in accordance with the circumstances, as the parties may otherwise agree. If RP and Envirogen are unable to reach a definitive agreement after negotiating in good faith for a period of three (3) months (or longer, if mutually agreed upon in writing) after RP's notification of the exercise of its right of first refusal, the parties shall attempt in good faith to resolve their differences by mediation, as provided in Section 9.4.

7.2  Local Third Party Participation. RP and Envirogen understand that it may
     -------------------------------
be necessary or appropriate to work with a local third party for assistance in introducing and exploiting the Exclusive Envirogen Technology outside the Territory and that such third party may require profit or equity participation in any entity formed for this purpose. RP and Envirogen agree that the remainder of any equity or profit participation not held in such entity by the local third party shall be shared equally, on a 50/50 basis, by Envirogen and RP. RP and Envirogen shall cooperate and work together in good faith to mutually agree on the identification of local third parties, negotiations with such third parties, development of business plans and the negotiation of definitive agreements between Envirogen and RP and between the parties and the local third party.

7.3  License to RP Improvements. In the event RP does not participate with
     --------------------------
Envirogen hereunder with respect to a specific opportunity outside the Territory, Envirogen shall be free to exploit the Exclusive Envirogen Technology outside the Joint Venture in connection with, but limited to, the specific opportunity offered to RP. In such event, if Envirogen wishes to be granted a non-exclusive limited license to use the RP Envirogen Improvements, RP Systems Improvements and applicable RP
Jointly Developed Technology in the Field of Use outside the Territory solely in connection with the specific opportunity declined by RP, RP may, in its sole discretion, determine whether to grant such license to Envirogen. If RP determines to grant such license, the parties will negotiate in good faith the terms and conditions of a license agreement which shall include reasonable royalties to be paid to RP.


                                 ARTICLE VIII

                                  TERMINATION
                                  -----------

8.1    Application of this Article. The provisions of this Article VIII shall
       ---------------------------
apply to the Development Period and, except as otherwise agreed by the parties as set forth in the Commercialization Agreement, the Commercialization Period.

8.2    Termination for Cause. Either party may, at its sole option, terminate
       ---------------------
this Agreement and/or, if any, the Commercialization Agreement, upon written notice to the other party, in accordance with this Section 8.2 at such time that any one of the following occurs:

       a)  Breach or Default by a Party. At such time that the other party is in
           ----------------------------
           breach or default of a material term or condition of this Agreement (a "Breach"), the nonbreaching party may elect to give the breaching party written notice of the Breach which notice shall include a description of the Breach in sufficient detail to enable the breaching party to identify and cure such Breach. Upon receipt of the notice of Breach, the breaching party shall have thirty (30) days from the date of receipt of such notice in which to cure or, to the extent that the cure cannot be completed with such thirty (30) day period using commercially reasonable efforts, to take meaningful action to commence the cure of such Breach. If the breaching party does not cure the Breach within said thirty (30) days, or, where the Breach is not capable of being cured within thirty (30) days, the breaching party does not take meaningful action to commence such cure within the thirty (30) days and/or does not thereafter prosecute such cure to completion, then the parties shall proceed to mediation in accordance with Section 8.4 in good faith attempt to resolve any dispute or disagreement with respect to the Breach. If the Breach is capable of being cured by both parties working together, then both parties shall work together in good faith for a period of no less than thirty (30) additional days to effect a cure of the Breach within such additional thirty (30) days. If the breaching party does not cooperate or does not in good faith participate in mediation within the foregoing time periods, then the nonbreaching party may, at its sole option, terminate this Agreement upon expiration of the applicable time periods upon written notice to the breaching party.

        b)  Insolvency. At such time that a party becomes insolvent or unable to
            ----------
            pay its debts as they mature, makes an assignment for the benefit of its creditors or a trustee or receiver of the party's business and/or assets is appointed, the other party may elect to terminate this Agreement immediately upon written notice to the affected party.

        c)  Bona Fide Efforts. If, at any time that either party is not exerting
            -----------------
            a bona fide effort to advance the Project during the Development Period or, if any, the Commercialization Period, the other party may announce its intention to declare a Breach and invoke the provisions of Subsection (a) of this Section 8.2 by written notice to the party not exerting a bona fide effort (the "breaching party"). The breaching party shall have the opportunity to explain or cure possible delays within the thirty (30) day period as provided for in Subsection (a). A "bona fide" effort will include, but will not be limited to, the completion or attainment of milestones to be more fully described in the Development Plan, Commercialization Agreement or Business Plan.

8.3     Survival of Certain Provisions. Notwithstanding termination of this
        ------------------------------
Agreement or the Commercialization Agreement, the provisions of Sections 3.2, 5.1, 5.2, 5.3, 5.5, 5.6, 6.1, 9.4, 9.5 and 9.6 of this Agreement and the provisions of the Joint Confidentiality Agreement shall survive any such termination in accordance with their respective provisions, as applicable, for the time period or periods stated therein.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------


9.1  Entire Agreement. This Agreement, together with the Joint Confidentiality
     ----------------
Agreement, and, when agreed to or executed in writing, the Development Plan, Business Plan and Commercialization Agreement, is the complete and entire statement of the contract between the parties with respect to the subject matter hereof, whether written or oral, and there are no understandings, agreements, representations or warranties of any kind, express or implied, not expressly set forth herein.

9.2  Amendments. No amendment, modification, addition or supplement to this
     ----------
Agreement shall be effective or binding on the parties unless made in writing, dated, acknowledged as an amendment to this Agreement and signed by both parties hereto.

9.3  No Assignments. This Agreement and the rights and obligations of each party
     --------------
hereunder shall not be assigned, delegated, sold or transferred to any other person or entity, by operation of law or otherwise, without the prior written consent of the nonassigning party, which consent may be granted or withheld in
                                                                -----------
the sole discretion of the nonassigning party. Any attempted assignment contrary to this Section 9.3 shall be void and of no force or effect and may be considered by the nonassigning party a breach of a material provision of this Agreement.

9.4  Dispute Resolution. Any dispute, controversy or claim arising under, out
     ------------------
of, or relating to, this Agreement or the Commercialization Agreement and any subsequent amendments hereto or thereto, including, without limitation, its validity, binding effect, interpretation, performance, breach or termination, as well as non-contractual claims, shall be submitted to mediation in accordance with the Rules of the Center for Public Resources Institute for Dispute Resolution. The place of mediation shall be New York City, New York. Mediation costs will be shared equally by the parties. If the dispute is not resolved by the mediation process within sixty (60) days after commencement, either party may initiate litigation.

9.5.  Governing Law.  The terms and conditions of this Agreement and the
      -------------
interpretation thereof shall be governed by the laws of the State of New York without regard to that state's conflicts-of-laws rules or principles.

9.6   RP Affiliates.  The terms and conditions of this Agreement and, if any,
      -------------
the Commercialization Agreement shall not be binding upon or applicable to any RP Affiliate without the prior written agreement of such RP Affiliate.

9.7   Press Releases.  Neither party shall issue any press release referring to
      --------------
the Project, the Joint Venture, the business of the Project and the Joint Venture, any agreement between the parties or the fact of a relationship between RP and Envirogen, without first obtaining the prior written consent of the other party, which consent may be granted or withheld in such other party's sole discretion. Such other party shall, in addition, have the right to edit and make changes and deletions in any press release proposed by the releasing party.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


RHONE-POULENC INC.                              ENVIROGEN, INC.



By:  /s/ M. S. Galuskin                           By:  /s/ Harch S. Gill
    -------------------------                        -------------------------

Name:  Myron S. Galuskin                        Name:  Harch S. Gill

Title:  Vice President &                        Title:  President &
        General Manager                                 Chief Executive Officer

                        JOINT CONFIDENTIALITY AGREEMENT
                        -------------------------------

THIS JOINT CONFIDENTIALITY AGREEMENT is effective as of July 5, 1995, between RHONE-POULENC, INC. ("RP"), having offices at One Corporate Drive, Shelton, Connecticut 06484, and ENVIROGEN ("Envirogen"), having its principal office at Princeton Research Center, 4100 Quakerbridge Road, Lawrenceville, New Jersey 08648.

WHEREAS, each party has and may in the future have certain information, trade secrets, inventions, writings, ideas, formulae, processes, production information, manufacturing, financial and business information (hereinafter collectively referred to as the "Information");

WHEREAS, each party is willing to disclose to the other party that portion of its Information which the disclosing party determines, in its sole discretion, is necessary for the specific purposes(s) set forth in this Agreement; and

WHEREAS, the parties wish to set forth the conditions and obligations which will govern the disclosure, use and evaluation of any Information which may be disclosed by either party (hereinafter referred to as the "Discloser") to the other party (hereinafter referred to as the "Recipient");

NOW, THEREFORE, RP and Envirogen agree as follows:

1. RP has developed, will continue to develop and owns certain Information which it deems its proprietary, confidential Information relating to the field of waste processing. All such Information is hereinafter referred to as "RP"s Confidential Information" or "the Discloser's Confidential Information".

2. Envirogen has developed, will continue to develop and owns certain Information which it deems its proprietary, confidential Information relating to the field of waste processing. All of such information is hereinafter referred to as "Envirogen's Confidential Information" or "the Discloser's Confidential Information".

3. Each party is willing to disclose to the other party that portion of its Confidential Information which the Disclosure determines, in its sole discretion, is necessary for the specific and sole purpose of sharing economic and technical information relating to the field of waste processing with the intent of forming a joint relationship.

    Confidential Information shall include the existence of this Agreement, together with any other agreement and the discussions between the parties with respect to the subject matter hereof.

4. Recipient shall (i) hold in strict confidence all Confidential Information received from Discloser in writing and identified as confidential (or, if orally transmitted, summarized and confirmed in writing within thirty (30) days after such oral disclosure), by plant visit(s) and/or by samples received from Discloser with a confidentiality notice affixed thereto (hereinafter called the "Sample(s)"; (ii) use such Confidential Information only for the specific purpose described in Paragraph 3, above and for no other purpose whatsoever; (iii) not disclose such Confidential Information to any third parties or to any of its employees who do not have a need to know of the Confidential Information for the purpose set forth in Paragraph 3, above (including any subsidiary or affiliate of the Recipient); (iv) take all reasonable and appropriate measures to safeguard the Discloser's Confidential Information from theft, loss or disclosure to others, and (v) limit access to Discloser's Confidential Information only to those of Recipient's officers, directors and employees who have a need to know of the Confidential Information for the purpose set forth in Paragraph 3, above.

5. The obligations of Paragraph 4, shall not apply with respect to any Confidential Information (i) which is known to Recipient prior to the date of disclosure by Discloser, or (ii) which, through no fault or action of Recipient, is or becomes published or otherwise comes within the public domain, or (iii) otherwise properly becomes available to Recipient from a third party who had a lawful right to disclose it without breach of a confidential relationship with the Discloser, or (iv) which is independently developed by Recipient in the course of its normal activities, as demonstrated by its records or persons who had no access to Discloser's Confidential Information.

    Specific Confidential Information shall not be deemed to be available to the public or in the prior possession of the Recipient merely because it is embodied in more general information available to the public or in Recipient's prior possession.

6. The burdon of showing that any of Discloser's Confidential Information is not subject to the obligations of Paragraph 4, shall rest with Recipient.

7. Recipient shall have confidentiality agreements with all of its employees to whom any of Discloser's Confidential Information is disclosed which bind them to the same extent and in the same manner as provided in this Agreement.

8. If Recipient is required by any governmental agency, court or other quasi-judicial or regulatory body to provide any of Discloser's Confidential Information received under this Agreement, Recipient shall, as promptly as possible, give notice to Discloser of the requirement to provide such Confidential Information so that the Discloser, in its discretion, may contest or oppose such requirement.

9. Disclosure of Information hereunder will be in accordance with regulations promulgated by the United States Department of Commerce to control the export of technical data.

10. At the request of Discloser, Recipient agrees to provide Discloser with a summary of the results of Recipient's tests upon and evaluation of any Samples provided by Discloser.

11. It is understood and agreed that no license or right of any kind is granted to any of Discloser's Confidential Information or to any patents now or hereafter issued, by reason of this Agreement or any disclosure hereunder. All Confidential Information shall remain the sole property of Discloser.

12. This Agreement shall terminate one (1) year from the effective date of this Agreement, except that Recipient's obligations set forth in Paragraph 4, shall survive the termination of this Agreement for a period of ten (10) years from the termination date of this Agreement.

13. Upon termination of this Agreement and upon Discloser's request in writing, Recipient shall return to Discloser all tangible forms of Discloser's Confidential Information received from Discloser or developed by Recipient in the course of its evaluation, without making copies of same, including all written material or Samples which contain Discloser's Confidential Information, together with all copies or parts thereof in Recipient's possession.

14. This Agreement shall be binding upon and inure to the benefit of each of the parties, its successors, legal representatives and assigns. This Agreement shall be assignable by Discloser. This Agreement may be assignable by Recipient, with the prior written consent of Discloser, to a successor to that portion of Recipient's business which relates to the subject matter of this Agreement, provided such successor assumes all of the obligations of Recipient set forth herein. Any such assignment shall not relieve Recipient of any of the obligations set forth in this Agreement.

15. This is the entire agreement between the parties with respect to the subject matter hereof and there are no understandings or agreements of any kind not expressly set forth herein. No amendment or modification of this Agreement shall be effective or binding upon the parties unless made in writing and signed by both parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the day and year first above written.


RHONE-POULENC, INC                         ENVIROGEN


By: /s/ Myron Galuskin                     By: /s/ H.S. Gill
   -----------------------------               ---------------------------

Name:  Myron Galuskin                      Name:   H.S. Gill

Title: Vice President - Environmental      Title:  President and CEO
       Services Enterprise